EXHIBIT 5(a)

FORM OF APPLICATION

HELPFUL APPLICATION HINTS

Thank you for choosing Transamerica for your clients’ retirement needs.

Want to avoid processing delays, having to obtain additional signatures or receiving commissions late? This document outlines the most common errors which cause application processing delays and rejections.

Section 2 - Owner Information: Make sure all required information is complete and legible. Most common missing, incorrect or illegible information includes:

• Social Security Number/Taxpayer Identification Number	• Missing Citizenship

• Incomplete or Missing Date of Birth (mm/dd/yyyy)	• Incomplete Owner Name

• Incomplete Address Information - Verify Residential Address is a Street Address if Mailing Address is a P.O. Box

Section 5 - Beneficiary Designation: At a minimum verify the Name is completed. If the spouse is the beneficiary, the address, citizenship, Social Security Number and Date of Birth must be completed as well.

Section 6 - Purchase Payment Information: Doing a transfer? You must include the appropriate Transamerica transfer form with the application. The transfer form and Section 6 of the application should match.

Section 7 - Elections: If you are electing a Living/Death Benefit, verify the Living/Death Benefit is available for the product and state selected, the annuitant is within the rider’s issue ages and the type of annuity selected.

Section 8 - Investment Selection: When completing the Investment Allocations in Section 8C, all allocation percentages must equal 100%. Please verify the Investment Allocations match the selected rider in Section 7C, if applicable.

Section 9 - Replacements: When completing the Replacement Questions in Section 9, all questions must be answered. In addition, the client’s replacement answers on the left should correspond to the financial professional’s answers on the right. NOTE: Many states have replacement regulations which may include a replacement form for replacements and non-replacements dependent on the answers to the questions in Section 9. Please ensure you follow the replacement regulations applicable to the issue state listed on the application.

Missing Application Documents: Verify all required documents are included, complete and legible. Examples of Forms and/or documents often forgotten in applicable situations include:

• Internal Transfer Disclosure	• Replacement Forms

• Replacement Questionnaire (electronic business)	• Transfer Forms

• Power of Attorney	• Trustee or Entity Certification

Please Print Clearly - As a convenience to you, applications are writable online at www.transamerica.com.

REMINDER: PER STATE REGULATIONS, a number of states require product specific training prior to solicitation. Please verify you have completed the necessary training if applicable in the state you are choosing to solicit business.

Following the hints above can streamline and increase the efficiencies in processing your business.

In addition, Transamerica is proud to offer our industry leading concierge service. This service was created to help simplify the process of writing variable annuity business. For further assistance regarding the application or the concierge service please call the Transamerica Annuities Sales Desk at (800) 851-7555.

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Individual Variable Deferred Annuity Application
(Hereafter referred to as the Company, we, our, or us) Home Office: Cedar Rapids, IA	Transamerica Life Insurance Company 4333 Edgewood Road NE, Cedar Rapids, IA 52499 (800) 525-6205
www.transamerica.com

By providing an email address below, I consent to receive an email that will initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. A link within the email will direct you to the Company e-delivery terms and conditions as well as our registration and consent process. I have access to the Internet for the purpose of accepting electronic delivery of documents.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable.

1. PRODUCT INFORMATION

Product: Advisor Elite SMII

2. PRIMARY OWNER INFORMATION

Type of Owner: If the Type of Owner is an Individual, there must be an immediate (spouse, civil union, domestic partner, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐ Individual	☐ Trust (1)	☐ Qualified Custodial Account (4)
☐ Entity (2)	☐ Company Qualified Plan (3)	☐ UGMA/UTMA

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	House/Apt Number Street Name

City State Zip Code Country

Mailing Address:
House/Apt Number Street Name

City State Zip Code Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen/Entity ☐ Non-U.S. Citizen/Entity (Country: )
☐ Resident Alien ☐ Non-Resident Alien
Gender: ☐ Male ☐ Female

(1)	Trustee Certification Form is Required.
(2)	Entity Certification Form is Required.
(3)	Profit Sharing Plan, Pension Plan, 401(k), etc. Qualified Plan Certification Form is Required. The Company must be the Beneficiary listed in Section 5.
(4)	If a Joint Rider is selected in Section 7C, the Spousal Information for Custodial Accounts Form is required.

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3. JOINT OWNER INFORMATION

If no Joint Owner is listed, the Company will issue the policy with the Primary Owner listed in Section 2.

☐ Check here if the Joint Owner’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:

(Cannot be a P.O. Box)     House/Apt Number                                                          Street Name

City	State Zip Code	Country

Mailing Address:

                                                 House/Apt Number                                                              Street Name

City	State Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen/Entity ☐ Non-U.S. Citizen/Entity (Country:                                                                                                   )

                                                              ☐ Resident Alien    ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female

4. ANNUITANT INFORMATION

If no Annuitant is listed, the Company will issue the policy with the Primary Owner and Annuitant as the same.

If Type of Owner in Section 2 is an Individual; there must be an immediate (spouse, civil union, domestic partner, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐ Check here if the Annuitant’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:

(Cannot be a P.O. Box)     House/Apt Number                                                          Street Name

City	State Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country:                                                                                                            )

                                                              ☐ Resident Alien     ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female

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5. BENEFICIARY DESIGNATION

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

•	If the Beneficiary is to be restricted, the Beneficiary Designation with Restricted Payout Form must be received.

•	If a Trust is named as Beneficiary and a Joint option is selected in Section 7C, submit the Certification When the Beneficiary is a Trust Form and return with the application.

☐	Primary Allocation Percentage: ____________%

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
	(Cannot be a P.O. Box) House/Apt Number	Street Name
	City	State Zip Code	Country

SSN/TIN: Date of Birth: Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

☐	Primary ☐ Contingent Allocation Percentage: ____________%

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
	(Cannot be a P.O. Box) House/Apt Number	Street Name
	City	State Zip Code	Country

SSN/TIN: Date of Birth: Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

❑	Primary ❑ Contingent Allocation Percentage: ____________%

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
	(Cannot be a P.O. Box) House/Apt Number	Street Name
	City	State Zip Code	Country

SSN/TIN: Date of Birth: Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

☐	Check if there are more Beneficiaries and complete the Additional Beneficiary Form and return with the application.

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6. PURCHASE PAYMENT INFORMATION

Type of Annuity Applying for (select only one): If applying for a Qualified Plan (Profit Sharing Plan, Pension Plan, 401(k), or other), the Qualified Plan Certification and Acknowledgement Form and Plan Investment and Services Agreement is required.

☐ Non-Qualified	☐ Traditional IRA	☐ Roth IRA	☐ SEP IRA	☐ SIMPLE IRA

☐ Profit Sharing Plan	☐ Pension Plan	☐ 401(k)	☐ Other:

☐ BENE IRA - Deceased Name:				Date of Death:

☐ Non-Qualified Stretch - Deceased Name:				Date of Death:

Funding Options:

☐ Check Enclosed

☐ Wire

☐ Financial Professional/Client to request release of funds

☐   The Company to request release of funds. The 1035 Exchange, Rollover or Transfer Request Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

Source of Funds:

☐ New Money / Contribution Money $ if Qualified Plan - Tax Year:

☐ Non-Qualified 1035 Exchange - Anticipated Premium Amount $

☐ CD/Mutual Fund Redemption - Anticipated Premium Amount $

☐ Direct Transfer - Anticipated Premium Amount $

☐ Rollover - Anticipated Premium Amount $

7A. ELECTIONS - DEATH BENEFIT

You must select only one Death Benefit option. Your selection cannot be changed after the policy has been issued.

☐ Policy Value Death Benefit

☐ Return of Premium Death Benefit

☐ Annual Step-Up Death Benefit

7B. ELECTIONS - ADDITIONAL DEATH BENEFIT RIDER

You can select only one Additional Death Benefit Rider.

☐ Additional Death Distribution + (Plus) (ADD+) - Not available if the Policy Value Death Benefit was elected in Section 7A.

☐ Additional Death Distribution (ADD) - Not available if the Policy Value Death Benefit was elected in Section 7A.

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7C. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER

If you elect either the Retirement Income Choice® or Retirement Income Max® Rider identified in this section, which provides certain guaranteed benefits, the Company requires your policy value to be allocated into designated investment options. One or more of the designated investment options may include a volatility control strategy. Volatility control strategies, in periods of high market volatility, could limit your participation market gains; this may conflict with your investment objectives by limiting your ability to maximize the potential growth of your policy value and, in turn, the value of any guaranteed benefit that is tied to investment performance. Volatility control strategies are intended to help limit overall volatility and reduce the effects of significant market downturns during periods of high market volatility, providing policy owners with the opportunity for smoother performance and better risk-adjusted returns. Volatility control (and similar terms) can encompass a variety of investment strategies of different types and degrees; therefore, you should read the applicable annuity and underlying fund portfolio prospectuses carefully to understand how these investment strategies may affect your policy value and rider benefit. The Company’s requirement to invest in accordance with designated investment options, which may include volatility control, may reduce our costs and risks associated with these riders. You pay an additional fee for the guaranteed benefit, which, in part, pays for protecting the related benefit base from investment losses. Since the rider benefit base does not decrease as a result of investment losses, volatility control strategies might not provide meaningful additional benefit to you. You should carefully evaluate with your Financial Professional whether to invest in funds with volatility control strategies, taking into consideration the potential positive or negative impact that such strategy may have on your investment objectives, your policy value and the benefits under the riders. If you determine that funds with volatility control strategies are not consistent with your investment objectives, there continues to be other designated investment options available under these riders that do not invest in funds that utilize volatility control strategies.

You can select only one Living/Withdrawal Benefit Rider.

•	If a Joint option is available, the Joint Owner in Section 3 or sole Primary Beneficiary in Section 5 must be the Owner’s Spouse (certain states may grant civil union or domestic partner spousal rights).

•	If the Type of Annuity in Section 6 is BENE IRA or Non-Qualified Stretch, the Living/Withdrawal Benefit Riders are not available.

• Retirement Income Choice® (RIC) Rider
Election - To elect this rider, select either the Single option or the Joint option. ☐ Single ☐ Joint

RIC Rider Options - More than one option may be selected.

☐       Income Enhancement SM - You cannot elect this Option if the qualifying person or persons is/are already   admitted to a hospital or already resides in a qualifying nursing facility.

☐       Death Benefit

• Retirement Income Max® (RIM) Rider
Election - To elect this rider, select either the Single option or the Joint option. ☐ Single ☐ Joint
• Guaranteed Principal Solution SM (GPS) Rider ☐ GPS Rider - Not available if the Policy Value Death Benefit was elected in Section 7A.

7D. ELECTIONS - OTHER AVAILABLE RIDERS

Elections below may not be available with all products.

There are no additional riders available at this time.

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8A. INVESTMENT SELECTION - ASSET REBALANCING PROGRAM

Money invested in any available Fixed Account(s) is not included. More than one Investment Option must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in Section 8C, please complete the Optional Services Form.

I elect Asset Rebalancing of the variable investment options according to allocations in Section 8C using the frequency of:

☐ Monthly     ☐ Quarterly     ☐ Semi-Annually     ☐ Annually

8B. INVESTMENT SELECTION - DOLLAR COST AVERAGING (DCA) PROGRAM

If immediately investing all funds, proceed to Section 8C.

If any funds are to be allocated to the DCA Program:

•	Complete this section,

•	Indicate the portion of premium to be allocated into the DCA Program in the “Portion of Funds to DCA Program” Initial % column in Section 8C, and

•	Indicate the resulting allocation out of the DCA Program in the DCA% column in Section 8C.

If DCA Start Date is blank, the DCA transfers will begin one day after money is received. If the DCA Start Date has passed before the money is received, the DCA will start the next month or next quarter.

DCA Start Date:                     (must be between the 1st and the 28th)

Transfer from: (maximum caps may apply)

☐ DCA Fixed Account                 ☐ TA Aegon Money Market                    ☐ TA Aegon U.S. Government Securities

Frequency and Number of Transfers: ($500 minimum for each transfer)

Monthly: ☐ 6   ☐ 10   ☐ 12   ☐ 24   ☐ Other :                              (minimum 6 months/maximum 24 months)

Quarterly: ☐ 4 ☐ 8

8C. INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

Some elections in Section 7 have subaccount restrictions. In order to allocate to a specific subaccount below, either an “A”, “B”, “C”, or a “ ✓” must be indicated in the appropriate column.

Section 7 Elections
Initial %	DCA %	Subaccount Name	Policy Value	Return of Premium	Annual Step Up	ADD/ ADD+	RIC	RIM	GPS
	N/A	Portion of Funds to DCA Program	✓	✓	✓	✓	✓	✓	✓

		1 Year Guaranteed Period Option (101) (Premium Limits May Apply)	✓	✓	✓	✓	C	✓	✓

		3 Year Guaranteed Period Option (103) (Premium Limits May Apply)	✓	✓	✓	✓	C	✓	✓

		5 Year Guaranteed Period Option (105) (Premium Limits May Apply)	✓	✓	✓	✓	C	✓	✓

		7 Year Guaranteed Period Option (107) (Premium Limits May Apply)	✓	✓	✓	✓	C	✓	✓

		AB Balanced Wealth Strategy Portfolio (901)	✓	✓	✓	✓			✓

		American Funds - Asset Allocation Fund (903)	✓	✓	✓	✓			✓

		American Funds - Bond Fund (904)	✓	✓	✓	✓	C	✓	✓

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8C. INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

Some elections in Section 7 have subaccount restrictions. In order to allocate to a specific subaccount below, either an “A”, “B”, “C”, or a “ ✓” must be indicated in the appropriate column.

Section 7 Elections
Initial %	DCA %	Subaccount Name	Policy Value	Return of Premium	Annual Step Up	ADD/ ADD+	RIC	RIM	GPS
		American Funds - Growth Fund (905)	✓	✓	✓	✓			✓

		American Funds - Growth-Income Fund (906)	✓	✓	✓	✓			✓

		American Funds - International Fund (907)	✓	✓	✓	✓			✓

		Equity Index Portfolio (914)	✓	✓	✓	✓			✓

		Fidelity®- VIP Balanced Portfolio (858)	✓	✓	✓	✓			✓

		Fidelity®- VIP Contrafund® Portfolio (912)	✓	✓	✓	✓			✓

		Fidelity®- VIP Mid Cap Portfolio (909)	✓	✓	✓	✓			✓

		Fidelity®- VIP Value Strategies Portfolio (913)	✓	✓	✓	✓			✓

		GE Investments Total Return Fund (908)	✓	✓	✓	✓			✓

		International Portfolio (917)	✓	✓	✓	✓			✓

		Mid-Cap Index Portfolio (915)	✓	✓	✓	✓			✓

		REIT Index Portfolio (916)	✓	✓	✓	✓			✓

		Short-Term Investment-Grade Portfolio (918)	✓	✓	✓	✓			✓

		TA AB Dynamic Allocation (825)	✓	✓	✓	✓	C		✓

		TA Aegon High Yield Bond (139)	✓	✓	✓	✓			✓

		TA Aegon Money Market (829)	✓	✓	✓	✓	C	✓	✓

		TA Aegon Tactical Vanguard ETF - Balanced (783)	✓	✓	✓	✓	B		✓

		TA Aegon Tactical Vanguard ETF - Conservative (784)	✓	✓	✓	✓	C	✓	✓

		TA Aegon Tactical Vanguard ETF - Growth (782)	✓	✓	✓	✓	A		✓

		TA Aegon U.S. Government Securities (828)	✓	✓	✓	✓	C	✓	✓

		TA American Funds Managed Risk - Balanced (850)	✓	✓	✓	✓	B	✓	✓

		TA Asset Allocation - Conservative (801)	✓	✓	✓	✓	C	✓	✓

		TA Asset Allocation - Growth (800)	✓	✓	✓	✓			✓

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8C. INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

Some elections in Section 7 have subaccount restrictions. In order to allocate to a specific subaccount below, either an “A”, “B”, “C”, or a “ ✓” must be indicated in the appropriate column.

Section 7 Elections
Initial %	DCA %	Subaccount Name	Policy Value	Return of Premium	Annual Step Up	ADD/ ADD+	RIC	RIM	GPS
		TA Asset Allocation - Moderate (802)	✓	✓	✓	✓	B		✓

		TA Asset Allocation - Moderate Growth (803)	✓	✓	✓	✓	A		✓

		TA Barrow Hanley Dividend Focused (235)	✓	✓	✓	✓			✓

		TA BlackRock Global Allocation (902)	✓	✓	✓	✓			✓

		TA BlackRock Global Allocation Managed Risk - Balanced (795)	✓	✓	✓	✓	B		✓

		TA BlackRock Global Allocation Managed Risk - Growth (794)	✓	✓	✓	✓	A		✓

		TA BlackRock Tactical Allocation (799)	✓	✓	✓	✓	B		✓

		TA Clarion Global Real Estate Securities (537)	✓	✓	✓	✓			✓

		TA International Moderate Growth (855)	✓	✓	✓	✓	A		✓

		TA Janus Balanced (773)	✓	✓	✓	✓	A		✓

		TA Jennison Growth (062)	✓	✓	✓	✓			✓

		TA JPMorgan Core Bond (839)	✓	✓	✓	✓	C	✓	✓

		TA JPMorgan Enhanced Index (063)	✓	✓	✓	✓			✓

		TA JPMorgan Mid Cap Value (781)	✓	✓	✓	✓			✓

		TA JPMorgan Tactical Allocation (840)	✓	✓	✓	✓	C	✓	✓

		TA Legg Mason Dynamic Allocation - Balanced (766)	✓	✓	✓	✓	B	✓	✓

		TA Legg Mason Dynamic Allocation - Growth (767)	✓	✓	✓	✓	A		✓

		TA Market Participation Strategy (797)	✓	✓	✓	✓	B		✓

		TA MFS International Equity (758)	✓	✓	✓	✓			✓

		TA Morgan Stanley Mid-Cap Growth (482)	✓	✓	✓	✓			✓

		TA Multi-Manager Alternative Strategies (796)	✓

		TA Multi-Managed Balanced (816)	✓	✓	✓	✓			✓

		TA PIMCO Tactical - Balanced (777)	✓	✓	✓	✓	B		✓

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8C. INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

Some elections in Section 7 have subaccount restrictions. In order to allocate to a specific subaccount below, either an “A”, “B”, “C”, or a “ ✓” must be indicated in the appropriate column.

Section 7 Elections
Initial %	DCA %	Subaccount Name	Policy Value	Return of Premium	Annual Step Up	ADD/ ADD+	RIC	RIM	GPS
		TA PIMCO Tactical - Conservative (776)	✓	✓	✓	✓	C	✓	✓

		TA PIMCO Tactical - Growth (775)	✓	✓	✓	✓	A		✓

		TA PIMCO Total Return (823)	✓	✓	✓	✓	C	✓	✓

		TA PineBridge Inflation Opportunities (785)	✓	✓	✓	✓	C	✓	✓

		TA Systematic Small/Mid Cap Value (058)	✓	✓	✓	✓			✓

		TA T. Rowe Price Small Cap (238)	✓	✓	✓	✓			✓

		TA Torray Concentrated Growth (054)	✓	✓	✓	✓			✓

		TA TS&W International Equity (055)	✓	✓	✓	✓			✓

		TA Vanguard ETF - Balanced (856)	✓	✓	✓	✓	B		✓

		TA Vanguard ETF - Conservative (779)	✓	✓	✓	✓	C	✓	✓

		TA Vanguard ETF - Growth (857)	✓	✓	✓	✓	A		✓

		TA WMC US Growth (241)	✓	✓	✓	✓			✓

		Total Bond Market Index Portfolio (919)	✓	✓	✓	✓			✓

		Wanger International (186)	✓	✓	✓	✓			✓

		Wanger USA (187)	✓	✓	✓	✓			✓

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9. OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION

Both the Owner Response and the Financial Professional Response columns must be completed.

Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

☐	Check here if there are more than three (3) replacement policies, complete the Additional Replacement Policy Form and return with the application.

Financial Professional
Replacement Questions		Owner Response	Response

Did the Financial Professional present and leave only insurer-approved sales material with the Owner?		Not Applicable	☐ No ☐ Yes

Does the Owner have any existing life insurance policies or annuity contracts?		☐ No ☐ Yes	☐ No ☐ Yes

Will this annuity replace or change any existing life insurance policies or annuity contracts?		☐ No ☐ Yes	☐ No ☐ Yes

If yes -	Company:
Policy #:

Company:
Policy #:

Company:
Policy #:

10. TELEPHONE/ELECTRONIC AUTHORIZATION

As the Owner, you will receive this privilege automatically. If a policy has Joint Owners, each Owner may individually make telephone and/or electronic requests. If no option is selected, the authorization will default to Owner(s) only.

☐ Yes	By checking “Yes,” I am authorizing and directing the Company to act on telephone or electronic instructions from my Financial Professional(s), Servicing Representative(s) or their Support Staff. This may include fund transfers, allocation changes and any other changes approved by the Company. The Company will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, the Company and its affiliates and their Directors, Officers, Employees, Financial Professionals will be held harmless for any claim, liability, loss or cost.

☐ No	By checking “No”, I am not authorizing and directing the Company to act on telephone or electronic instructions from my Financial Professional of record, Servicing Representative(s) or their Support Staff.

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11. OWNER & ANNUITANT SIGNATURES AND ACKNOWLEDGEMENTS

☐ Please check here if you want to be sent a copy of “Statement of Additional Information”.

•	Unless I have notified the Company of a community or marital property interest in this policy, the Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	I certify that if the Income Enhancement SM was elected in Section 7C, the qualifying person or persons is/are not already admitted to a hospital and does not currently reside in a nursing facility.

•	This application is subject to acceptance by the Company. If this application is rejected for any reason, the Company will be liable only for return of purchase payment paid.

•	I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Taxpayer Identification Number and any other information necessary to sufficiently identify each customer.

•	When funds are allocated to the Fixed Accounts in Section 8 (if available), policy values may increase or decrease in accordance with an Excess Interest Adjustment prior to the end of the Guaranteed Period.

•	All statements in this application made by or under the authority of the applicant are representations and not warranties.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Account values when allocated to any of the options in Section 8 are not guaranteed as to fixed dollar amount and will increase or decrease with investment experience.

If the individuals signing below are signing as a Power of Attorney, Guardian, Conservator, Authorized Representative, or Trustee, additional information is required.

Signed at:
City State

Date: Linking Number:

F Owner(s) Signature:	X
I am signing as: ☐ Power of Attorney ☐ Guardian ☐ Conservator ☐ Authorized Representative ☐ Trustee

F Joint Owner(s) Signature:	X
I am signing as: ☐ Power of Attorney ☐ Guardian ☐ Conservator ☐ Authorized Representative ☐ Trustee

F Annuitant Signature (if not Owner):	X

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12. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS & SIGNATURES

REMINDER - If there is more than one product listed in Section 1, please verify a product has been selected.

I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

If this is a replacement transaction, I confirm that I have reviewed the Company’s written standard regarding the acceptability of replacements and that it meets the Company’s standard.

Primary Registered Financial Professional

Print Full Name:

Financial Professional ID Number:

Email Address (Optional): Phone Number:

Firm Name:

Firm Address:

F Signature:	X

Additional Financial Professional(s)

The following Servicing Financial Professional(s) must also meet all licensing, appointment and training required to solicit this policy. As a Servicing Financial Professional, the individual(s) listed below will have the same independent rights to access policy information and submit instructions as are granted to the Primary Financial Professional of Record.

Print Full Name:

Financial Professional ID Number:

Print Full Name:

Financial Professional ID Number:

Print Full Name:

Financial Professional ID Number:

☐	Check here if there are more than four (4) Financial Professionals. If there are more than four (4) Financial Professionals, please complete the Additional Financial Professional Form.

ICC15 VAAPP0515	Incomplete without all pages.	81604963 05/15
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